UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

This report (the "Amended Report") amends the current report on Form 8-K filed by WCA Waste Corporation (the "Company") with the Securities and Exchange Commission on February 25, 2009 (the "Original Report").  The Original Report announced and described the terms and provisions of the Ninth Amendment to Revolving Credit Agreement (the “Amendment”), which the Company entered into on February 19, 2009, with Comerica Bank, in its capacity as administrative agent, and certain other lenders, for purposes of amending the Revolving Credit Agreement dated July 5, 2006 (the “Credit Agreement”), by and between the Company, Comerica Bank as administrative agent and certain other lenders set forth therein, as previously amended.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended by the Amendment.

The Original Report included incorrect information relating to the Senior Secured Funded Debt Leverage Ratio that the Company is subject to under the Credit Agreement, as amended.  As corrected by this Amended Report, the Company is required to maintain such ratio at not more than 2.50 to 1.00.  Prior to the Amendment, the Company was required to maintain such ratio at not more than 3.00 to 1.00.

The above correction and statements are qualified in their entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto.
Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
Exhibit 10.1*	Ninth Amendment to Revolving Credit Agreement

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: February 25, 2009	By:	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1*	Ninth Amendment to Revolving Credit Agreement

* Previously filed.